Exhibit 32.1
CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of BeOne Medicines Ltd., a corporation organized under the laws of Switzerland (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Quarterly Report on Form 10-Q for the three months ended March 31, 2026 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 6, 2026	/s/ JOHN V. OYLER
John V. Oyler
Chief Executive Officer and Chairman
(Principal Executive Officer)

Date: May 6, 2026	/s/ AARON ROSENBERG
Aaron Rosenberg
Chief Financial Officer
(Principal Financial Officer)